SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 14, 2002

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

225 South Main Avenue

Sioux Falls, South Dakota  57104

(Address of principal executive offices)

Registrant’s telephone no., including area code:  (605) 333-7556

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.  Other Events.

                On November 28, 2001, the Company issued 10,000 shares totaling $10.0 million of Company Obligated Mandatorily Redeemable Preferred Securities of HF Financial Capital Trust I.  The Trust exists for the sole purpose of issuing trust preferred securities and investing the proceeds in subordinated debentures of the Company.  These subordinated debentures constitute the sole asset of the Trust.  The securities provide for cumulative cash distributions calculated at a rate based on six-month LIBOR plus 3.75%.  The Company may, at one or more times, defer interest payments on the capital securities for up to 10 consecutive semi-annual periods, but not beyond December 8, 2031.  At the end of the deferral period, all accumulated and unpaid distributions will be paid.  The capital securities will be redeemed on December 8, 2031; however, the Company has the option to shorten the maturity date to a date not earlier than December 8, 2006.  Holders of the capital securities have no voting rights, are unsecured, and rank junior in priority of the payment to all of the Company’s indebtedness and senior to the Company’s capital stock.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF FINANCIAL CORP.

Date: February 14, 2002
By:
/s/ Curtis L. Hage
Chairman, President and CEO